UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                        March 8, 2007 (February 28, 2007)

                                 THINKPATH INC.
             (Exact name of registrant as specified in its charter)


       ONTARIO                         001-14813                  52-209027
----------------------------     -----------------------    ------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)


           201 WESTCREEK BOULEVARD, BRAMPTON, ONTARIO, CANADA L6T 5S6
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (905) 460-3040
                                 --------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communication pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR  240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         As previously disclosed, on June 29, 2005, Thinkpath, Inc. (the "Company) entered into a security agreement with Laurus Master Fund, Ltd. ("Laurus" and, together with the Company, the "Parties"), which established a $3.5 million convertible financing facility based on eligible accounts receivables (the "Original Agreement"). On June 30, 2006, the Company entered into a revised security agreement pursuant to which Laurus issued to the Company an additional promissory note in the principal amount of $1,400,000. The proceeds of the promissory note were used to fund the acquisition of all of the capital stock of The Multi-Tech Group.

         On February 28, 2007, the Parties entered into an agreement which further amended the Original Agreement (the "Omnibus Amendment"). Under the Omnibus Amendment, the Parties agreed that the Company shall not be required to pay to Laurus the principal portion of the monthly amounts due on the first business day of March, April, May, June, July and August of 2007 under the term note issued to Laurus by the Company pursuant to the Original Agreement (the "Term Note"). Instead, under the Omnibus Amendment, such amounts shall be amortized equally over the final 22 months of the term of the Term Note, commencing on the first business day of September 2007 until the first business day of July 2009.

         The Omnibus Amendment also revised the revolving note (the "Revolving Note") issued under the Original Agreement by increasing the amount of the Revolving Note to $3,650,000 from $3,500,000. Further, in connection with the transaction, the Parties agreed to redefine the exercise price of the June 2005 options and June 2006 warrants issued in favor of Laurus from $.0001 per share to $.01 per share.

         On February 28, 2007, the Company also issued to Laurus a warrant to purchase up to 2,426,870 shares of the Company's common stock at $0.01 per share, with such warrant being immediately exercisable. Such warrant also provides for cashless exercise.

         The Omnibus Amendment also provided that a registration statement relative to the shares of common stock to be issued upon the exercise of the warrants described above will be filed within 90 days from the date of the Omnibus Amendment.

         On February 28, 2007, the Company also executed a Reaffirmation and Ratification Agreement wherein it acknowledged, ratified and confirmed all indebtedness and obligations incurred by the Company pursuant to the Original Agreement and all notes executed pursuant to such Original Agreement or any and all amendments thereto.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(a) None. (b) None. (c) None.

(d)      EXHIBIT NUMBER             DESCRIPTION

4.1      Omnibus Amendment No. 2
4.2      Common Stock Purchase Warrant
4.3      Reaffirmation and Ratification Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 8, 2007

                                      THINKPATH INC.

                                      By:      /S/ KELLY HANKINSON
                                               --------------------
                                      Name:    Kelly Hankinson
                                      Title:   Chief Financial Officer